Exhibit 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Date: February 14, 2008

CARLYLE OFFSHORE PARTNERS II, LTD.

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

TCG HOLDINGS CAYMAN, L.P.

By: CARLYLE OFFSHORE PARTNERS II, LTD., as its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

TC GROUP CAYMAN, L.P.

By: TCG HOLDINGS CAYMAN, L.P., as its general partner

By: CARLYLE OFFSHORE PARTNERS II, LTD., as its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

CIPA, LTD.

By:	/s/ Daniel A. D’Aniello
Name	Daniel A. D’Aniello
Title:	Director

Page 14 of 15 pages

CIPA GENERAL PARTNER, L.P.

By: CIPA, LTD., as its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

CARLYLE ASIA VENTURE PARTNERS II, L.P.

By: CIPA GENERAL PARTNER, L.P., as its general partner

By: CIPA, LTD., as its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

CAVP II CO-INVESTMENT, L.P.

By: CIPA GENERAL PARTNER, L.P., as its general partner

By: CIPA, LTD., as its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

Page 15 of 15 pages